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                                                                   EXHIBIT 3.1.2

                          CERTIFICATE OF CORRECTION OF
                               CALPINE CORPORATION

     Calpine Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     1.   The name of the Corporation is Calpine Corporation.

     2. An Amended and Restated Certificate of Incorporation (the "Instrument") was filed with the Secretary of State of the State of Delaware on May 19, 2000 which contains an inaccurate record of the corporate action taken therein, and said Instrument requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

     3.   The inaccuracy in said Instrument is as follows:

          Since the Board of Directors and stockholders of the Corporation merely approved an amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as opposed to an amendment and restatement thereof, the heading of the Instrument incorrectly identifies the Instrument as the "Amended and Restated Certificate of Incorporation of Calpine Corporation" and incorrectly restates the text of the Amended and Restated Certificate of Incorporation of Calpine Corporation as filed with the Secretary of State of the State of Delaware on September 13, 1996. The Instrument further incorrectly states in paragraph THIRD that the restatement was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

     4. The heading of the document filed on May 19, 2000 is corrected to read as follows:

          "Certificate of Amendment of Amended and Restated Certificate of Incorporation of Calpine Corporation"

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     5.   The text of the Instrument filed on May 19, 2000 is corrected to read in its entirety as follows:


                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               CALPINE CORPORATION

     CALPINE CORPORATION, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph (a) of Article FOURTH thereof and inserting the following in lieu thereof:

          (a) The Corporation is authorized to issue 510,000,000 shares of capital stock, $.001 par value. The shares shall be divided into two classes, designated as follows:

Designation of Class              Number of Shares
--------------------              ----------------
Common Stock                        500,000,000
Preferred Stock                      10,000,000
                                    -----------
     Total                          510,000,000

     2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, Calpine Corporation has caused this Certificate to be executed by Lisa Bodensteiner, its duly authorized officer, this 28th day of February, 2001.

                                       CALPINE CORPORATION

                                       By: /s/  LISA BODENSTEINER
                                          --------------------------------------
                                          Name:  Lisa Bodensteiner
                                          Title: Vice President, General Counsel
                                                 and Assistant Secretary